SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported):  August 23, 2006
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                           WESTSIDE ENERGY CORPORATION
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             (Exact name of registrant as specified in its Charter)

   Nevada                          0-49837               88-0349241
(State or other               (Commission File         (IRS Employer
jurisdiction of Incorporation)     Number)        Identification Number)


4400 Post Oak Parkway, Suite 2530, Houston, Texas         77027
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  (Address of principal executive offices)              (Zip Code)

Registrant's telephone number,
including area code:   713/ 979-2660
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          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

         The information included in Item 8.01 of this Current Report on Form 8-K with regard to the "Employment Agreement" (as defined therein) is also incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

         On August 23, 2006, Craig S. Glick was appointed as Registrant's Executive Vice President and General Counsel.

         Effective January 23, 2006, Mr. Glick was elected to the Company's Board of Directors. Prior to his appointment as Registrant's Executive Vice President and General Counsel, Mr. Glick served as a Partner at Kosmos Energy, which is a private energy company that Mr. Glick helped found in 2003 and which concentrates on exploring for oil and gas in the offshore regions of West Africa. From 1999 to 2003, Mr. Glick was President of Hunt Resources, Inc. and Senior Vice President of Hunt Oil Company. During the period from 1994 to 1999, he was General Counsel and Chief Financial Officer of Gulf Canada. In 1994, Mr. Glick was in charge of acquisitions for Torch Energy. He began his career as an attorney with Vinson & Elkins, LLP in the Business Transactions Practice where he made Partner in 1993. Glick obtained his Doctorate of Jurisprudence from The University of Texas School of Law in 1985.

         In connection with his appointment, Craig S. Glick has entered into an employment agreement with Registrant dated August 23, 2006 (the "Employment Agreement"). The Employment Agreement has a two-year term, subject to earlier termination by Registrant upon certain customary events and by Mr. Glick upon certain events amounting to a sale of Registrant (such events being referred to hereinafter as a "Change of Control"). Under the Employment Agreement, Mr. Glick is to receive an annual salary of $175,000. Furthermore, per the Employment Agreement, Registrant agreed to sell to Mr. Glick, after the satisfaction of applicable regulatory requirements, 25,000 shares of Registrants' common stock for an agreed purchase price of $3.00 if an agreement on the purchase price cannot be reached. Registrant agreed that, if Mr. Glick purchases such shares, Registrant would issue to Mr. Glick as a sign-on bonus 225,000 shares of Registrants' common stock (the shares comprising the sign-on stock bonus are referred to hereinafter as the "Bonus Shares"). Of these Bonus Shares, one-third will vest immediately, one-third may become vested on the first anniversary date of the employment agreement (subject to Mr. Glick's continued employment), and one-third may become vested on the second anniversary date of the employment agreement (subject to Mr. Glick's continued employment). All of the Bonus Shares shall immediately vest upon Mr. Glick's termination of the Employment Agreement after a Change of Control. Moreover, per the Employment Agreement, Registrant agreed to issue to Mr. Glick as additional bonuses 87,500 shares (for an aggregate total of 525,000 shares) of Registrants' common stock each time that the 30-day trading average of Registrants' common stock equals or exceeds for the first time each of the following figures: $5.00, $6.00, $7.00, $8.00, $9.00 and $10.00. Upon Mr. Glick's termination of the Employment Agreement after a Change of Control, Mr. Glick shall be entitled to be issued immediately all of the 525,000 shares that have not already been issued. Mr. Glick is alsoentitled to participate in any and all employee benefit plans now existing or hereafter established for Registrant's employees, provided that he meets the eligibility criterion therefor.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit
Number     Exhibit Title

10.1 Employment Agreement dated August 23, 2006 between the Registrant and Craig S. Glick
10.2       Press release dated August 23, 2006 regarding Mr. Glick's appointment

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WESTSIDE ENERGY CORPORATION
                                            (Registrant)

Date: August 24, 2006                       By:  /s/ Douglas G. Manner
                                                ----------------------
                                            Douglas G. Manner,
                                            Chief Executive Officer